UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

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Soligenix, Inc.
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SOLIGENIX, INC.
29 Emmons Drive, Suite C-10
Princeton, New Jersey 08540

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 22, 2011

To the Stockholders:

The Annual Meeting of Stockholders of Soligenix, Inc., will be held at the Double Tree Hotel, 4355 US Route 1, Princeton NJ, 08540, on Wednesday, June 22, 2011, at 9:00 AM, Eastern Daylight Time, for the following purposes, each as more fully described herein:

1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

2. To ratify the appointment of EisnerAmper LLP as our independent auditors for the year ending December 31, 2011; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 25, 2011 are entitled to notice of and to vote at the Annual Meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting, during regular business hours, at our corporate headquarters at the address set forth above.

Information concerning the matters to be acted upon at the Annual Meeting is included in the proxy statement. Whether or not you expect to attend the Annual Meeting, your vote is important. Please vote as soon as possible via either the internet, telephone or mail.

By Order of the Board of Directors /s/ Christopher J. Schaber Christopher J. Schaber, PhD President and Chief Executive Officer

Princeton, New Jersey
May 10, 2011

SOLIGENIX, INC.
29 Emmons Drive, Suite C-10
Princeton, New Jersey 08540
Phone: (609) 538-8200

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

We are furnishing this proxy statement to stockholders of record as of the close of business on April 25, 2011 in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Stockholders to be held on June 22, 2011. This proxy statement and the form of proxy are being made available to the stockholders on or about May 10, 2011. Our Annual Report on Form 10-K for the year ended December 31, 2010 (which does not form a part of the proxy solicitation materials) is being made available concurrently herewith to stockholders.

Voting Securities; Proxies; Required Vote

Voting Securities

At the Annual Meeting, each holder of record of common stock of the Company, par value $0.001 per share (“Common Stock”), at the close of business on April 25, 2011 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting.  On April 25, 2011, 217,772,508 shares of Common Stock were outstanding.

Proxies

You cannot vote your shares at the meeting unless you are present in person or represented by proxy. All properly executed and unrevoked proxies that are received in time for the meeting will be voted at the meeting or any adjournment or postponement thereof in accordance with instructions thereon, or if no instructions are given, will be voted as follows:

1. "FOR" the election of all of the named nominees as directors;

2. “FOR” the ratification of EisnerAmper LLP as our independent auditors; and

3. in accordance with the judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting.

You may revoke a proxy by written notice to us at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke a proxy, you may withdraw your proxy by doing so in person.

Voting Your Proxy

Whether or not you plan to attend the Annual Meeting, you may vote your shares via Internet, telephone or mail as more fully described below:

•	By Internet: Go to www.proxyvote.com and follow the instructions. Have your proxy card available when you call.

•	By Telephone: Call 1-800-690-6903 and follow the voice prompts. Have your proxy card available when you call.

•	By Mail: If you have received a proxy card, mark your vote, sign your name exactly as it appears on your proxy card, date your card and return it in the envelope provided.

Required Vote

1. The affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy is required for the election of directors.

2. The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting is required for the ratification of the appointment of EisnerAmper LLP as our independent auditors for the fiscal year ending December 31, 2011.

Stockholders are not allowed to cumulate their votes in the election of directors. In voting on the election of directors, abstentions and broker non-votes (which occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner) will be disregarded and not treated as votes cast and, therefore, will not affect the outcome of the election. Abstentions will have the same effect as votes against the proposal to ratify the appointment of EisnerAmper LLP, but broker non-votes will not be counted as votes against such proposals or as shares present or represented at the meeting.

Quorum

The required quorum for the transaction of business at the Annual Meeting will be a majority of the voting power of shares of Common Stock issued and outstanding on the record date. Shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting.

PROPOSAL 1
ELECTION OF DIRECTORS

Upon the recommendation of the Nominating Committee, the Board of Directors has nominated Christopher J. Schaber, PhD, Evan Myrianthopoulos, Tamar D. Howson, Gregg A. Lapointe, CPA, Robert J. Rubin, MD, and Virgil D. Thompson for election to the Board of Directors.

Unless otherwise directed, the persons appointed in the form of proxy intend to vote at the Annual Meeting for the election of Messrs. Schaber, Myrianthopoulos, Lapointe, Rubin, and Thompson, and Ms. Howson as directors to serve until our next Annual Meeting of Stockholders or until their successors have been duly elected and qualified.  If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of such substitute nominee as the Board of Directors recommends or to allow the vacancy to remain open until filled by the Board of Directors, as determined by the Board of Directors. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each director elected to the Board of Directors will serve until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified, unless he dies, resigns or is removed from office prior to that time.

The following table contains information regarding the nominees for election to the Board of Directors.

Name	Age	Position
Christopher J. Schaber, PhD	44	Chairman of the Board, Chief Executive Officer and President
Evan Myrianthopoulos	46	Chief Financial Officer, Senior Vice President and Director
Tamar D. Howson, Gregg A. Lapointe, CPA	62 52	Director Director
Robert J. Rubin, MD	65	Director
Virgil D. Thompson	71	Director

Christopher J. Schaber, PhD has over 21 years of experience in the pharmaceutical and biotechnology industry. Dr. Schaber has been our President and Chief Executive Officer and a director since August 2006. He was appointed interim Chairman of the Board on October 8, 2009.  He also serves on the board of directors of the Biotechnology Council of New Jersey (“BioNJ”) since January 2009, and is a member of the corporate councils of both the National Organization for Rare Diseases (“NORD”) and the American Society for Blood and Marrow Transplantation since October 2009 and July 2009, respectively.  Prior to joining Soligenix, Dr. Schaber served from 1998 to 2006 as Executive Vice President and Chief Operating Officer of Discovery Laboratories, Inc., where he was responsible for overall pipeline development and key areas of commercial operations, including regulatory affairs, quality control and assurance, manufacturing and distribution, pre-clinical and clinical research, and medical affairs, as well as coordination of commercial launch preparation activities. During his tenure at Discovery Laboratories, Inc., Dr. Schaber played a significant role in raising over $150 million through both public offerings and private placements. From 1996 to 1998, Dr. Schaber was a co-founder of Acute Therapeutics, Inc., and served as its Vice President of Regulatory Compliance and Drug Development. From 1994 to 1996, Dr. Schaber was employed by Ohmeda PPD, Inc., as Worldwide Director of Regulatory Affairs and Operations. From 1989 to 1994, Dr. Schaber held a variety of regulatory, development and operations positions with The Liposome Company, Inc., and Elkins-Sinn Inc., a division of Wyeth-Ayerst Laboratories. Dr. Schaber received his BA degree from Western Maryland College, his MS degree in Pharmaceutics from Temple University School of Pharmacy and his PhD degree in Pharmaceutical Sciences from the Union Graduate School.

Dr. Schaber was selected to serve as a member of our Board of Directors because of his extensive experience in drug development and pharmaceutical operations, including his experience as an executive senior officer with our Company and Discovery Laboratories, Inc., and as a member of the board of directors of BioNJ; because of his proven ability to raise funds and provide access to capital; and because of his advanced degrees in science and business.

Evan Myrianthopoulos has been a director since 2002 and is currently our Chief Financial Officer and Senior Vice President, after joining us in November of 2004 as President and Acting Chief Executive Officer. From November 2001 to November 2004, he was President and founder of CVL Advisors Group Inc., a financial consulting firm specializing in the biotechnology sector. Prior to founding CVL Advisors Group, Inc., Mr. Myrianthopoulos was a co-founder of Discovery Laboratories, Inc. During his tenure at Discovery Laboratories, Inc. from June 1996 to November 2001, Mr. Myrianthopoulos held the positions of Chief Financial Officer and Vice President of Finance, where he was responsible for raising approximately $55 million in four private placements. He also helped negotiate and manage Discovery Laboratories, Inc.’s mergers with Ansan Pharmaceuticals and Acute Therapeutics, Inc. Prior to co-founding Discovery Laboratories, Inc., Mr. Myrianthopoulos was a Technology Associate at Paramount Capital Investments, L.L.C., a New York City based biotechnology venture capital and investment banking firm from October 1995 to December 1997. Prior to joining Paramount Capital Investments, LLC, Mr. Myrianthopoulos was a managing partner at a hedge fund and also held senior positions in the treasury department at the National Australia Bank where he was employed as a spot and derivatives currency trader. Mr. Myrianthopoulos holds a BA degree in Economics and Psychology from Emory University.

Mr. Myrianthopoulos was selected to serve as a member of our Board of Directors because of his experience as principal financial officer and principal executive officer of our Company and Discovery Laboratories and his experience in raising capital.

Tamar D. Howson has been a director since September 2010. She is currently a partner with JSB-Partners, LP, a transaction advisory firm serving the life sciences industry. From 2007 to 2008, Ms. Howson served as Executive Vice President of Corporate Development for Lexicon Pharmaceuticals, Inc. From 2001 to 2007, she served as Senior Vice President of Corporate and Business Development and was a member of the executive committee at Bristol-Myers Squibb Company. During her tenure at Bristol-Myers, Ms. Howson was responsible for leading the company's efforts in external alliances, licensing and acquisitions. In 2000 and 2001, Ms. Howson served as a business development and strategy consultant to biotechnology companies in the United States and in Europe. During this period, she served on the Boards of Skye Pharma, plc., Ariad, NPS, and Targacept Pharmaceuticals. From 1991 to 2000, Ms. Howson served as Senior Vice President and Director of Business Development at SmithKline Beecham plc. She also managed SR One Ltd., a $100 million venture capital fund of SmithKline Beecham, plc. From 1990 to 1991, Ms. Howson held the position of Vice President, Venture Investments at Johnston Associates, Inc., a venture capital firm, and from 1987 to 1990, she served as Director of Worldwide Business Development and Licensing for Squibb Corporation. Ms. Howson serves on the boards of OXIGENE, Inc., a publicly traded, clinical-stage, biopharmaceutical company developing therapeutics to treat cancer and eye diseases; Idenix Pharmaceuticals, Inc., a publicly traded, biopharmaceutical company developing drugs for the treatment of human viral diseases; and S*Bio Pte Ltd., a private drug discovery company developing small molecule anti-cancer drugs. She also serves as a consultant to Bay City Capital and is a member of the advisory board to Triana Venture Partners, Inc. She previously served on the board of the Healthcare Businesswomen's Association. Ms. Howson received her MBA in finance and international business from Columbia University. She holds a MS from the City College of New York and a BS from Technion in Israel.

Ms. Howson was selected to serve as a member of our Board of Directors because of her extensive business development and licensing experience and because of her experience as a director of publicly traded biopharmaceutical companies.

Gregg Lapointe, CPA has been a director since March 2009. Mr. Lapointe has served on the Board of Directors of the Pharmaceuticals Research and Manufacturers of America and SciClone Pharmaceuticals, Inc., and has been a member of the Corporate Council of NORD for several years. He has served in varying roles for Sigma-Tau Pharmaceuticals, Inc. (“Sigma-Tau”), a private biopharmaceutical company, since September 2001, including Chief Operating Officer from November 2003 to April 2008 and Chief Executive Officer since April 2008. From May, 1996 to August, 2001, he served as Vice President of Operations and Vice President, Controller of AstenJohnson, Inc. (formerly JWI Inc.).  Prior to that, Mr. Lapointe spent several years in the Canadian medical products industry in both distribution and manufacturing.  Mr. Lapointe began his career at Price Waterhouse.  Mr. Lapointe received his B.A. degree in Commerce from Concordia University in Montreal, Canada, a graduate diploma in Accountancy from McGill University and his MBA degree from Duke University. He is a CPA in the state of Illinois and a Chartered Accountant in Ontario, Canada.

Mr. Lapointe was selected to serve as a member of our Board of Directors because of his significant experience in the areas of global strategic planning and implementation, business development, corporate finance, and acquisitions, and his experience as an executive officer and board member in the pharmaceutical medical products industries.

Robert J. Rubin, MD has been a director since October 2009.  Dr. Rubin has also been a clinical professor of medicine at Georgetown University since 1995. From 1987 to 2001, he was president of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), an international health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, Dr. Rubin served as President of Lewin-VHI, a health care consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a health care consulting company. From 1984 to 1987, Dr. Rubin served as a principal of ICF, Inc., a health care consulting company. From 1981 to 1984, Dr. Rubin served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as the Assistant Surgeon General in the United States Public Health Service. Dr. Rubin has served on the Board of CardioNet, Inc. since 2007. He is a board certified nephrologist and internist. Dr. Rubin received an undergraduate degree in Political Science from Williams College and his medical degree from Cornell University Medical College.

Dr. Rubin was selected to serve as a member of our Board of Directors because of his vast experience in the health care industry, including his experience as a nephrologist, internist, clinical professor of medicine and Assistant Surgeon General, and his business experience in the pharmaceutical industry.

Virgil D. Thompson has been a director since September 2010. Mr. Thompson currently serves as Chairman of the Board of Directors of Aradigm Corporation, a publicly traded specialty pharmaceutical company (director since June 1995); Chairman of the Board of Directors of Questcor Pharmaceuticals, Inc., a publicly traded pharmaceutical company (director since 1996); a director of Savient Pharmaceuticals, Inc., a publicly traded specialty pharmaceutical company; and Chief Executive Officer and a director of Spinnaker Biosciences, Inc., a private ophthalmic drug delivery company. He served as the President, Chief Executive Officer and as a Director of Angstrom Pharmaceuticals, Inc. from 2002 until 2007. From 2000 to 2002, Mr. Thompson was President, Chief Executive Officer and a director of Chimeric Therapies, Inc. From 1999 to 2000, Mr. Thompson was President, Chief Operating Officer and a director of Bio-Technology General Corporation, a pharmaceutical company (now Savient Pharmaceuticals, Inc.). From 1996 to 1999, Mr. Thompson was President and Chief Executive Officer and a director of Cytel Corporation, a publicly traded biopharmaceutical company that was subsequently acquired by IDM Pharma, Inc. From 1994 to 1996, Mr. Thompson was President and Chief Executive Officer of Cibus Pharmaceuticals, Inc., a privately held drug delivery device company. From 1969 to 1993, Mr. Thompson was employed by Syntex Corporation, a publicly traded pharmaceutical company, where his employment included Vice President, Corporate Regulatory Affairs, Executive Vice President and Chief Operating Officer, and President of Syntex Laboratories, Inc., the U.S. subsidiary. Mr. Thompson holds a BS degree in pharmacy from Kansas University and a JD degree from The George Washington University Law School.

Mr. Thompson was selected to serve as a member of our Board of Directors because of his experience as an officer and director of publicly and privately traded pharmaceutical and drug delivery companies.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote "FOR" the election of all of the nominees listed above.

Board Leadership Structure

Our Board of Directors believes that Dr. Schaber’s service as both our Interim Chairman of our Board of Directors and our Chief Executive Officer is in the best interest of our Company and our stockholders. Dr. Schaber possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing our Company and our business and, therefore, is best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most important matters.  His combined role enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and collaborative partners.

Our Board of Directors has determined that Dr. Rubin, Ms. Howson and Mr. Thompson, each of whom are nominated for election as a director, are "independent" as such term is defined by the applicable listing standards of The NASDAQ Stock Market LLC (“NASDAQ”).  Our Board of Directors based this determination primarily on a review of the responses of the directors to questionnaires regarding their employment, affiliations and family and other relationships. The Board of Directors believes that independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of meetings of the Board of Directors, independent directors hold executive sessions. Following an executive session of independent directors, independent directors report back to the full Board of Directors regarding any specific feedback or issues, provide the Chairman with input regarding agenda items for Board of Directors and Committee meetings, and coordinate with the Chairman regarding information to be provided to independent directors in performing their duties. The Board of Directors believes that this approach appropriately and effectively complements the combined Chairman/Chief Executive Officer structure.  If all of the nominees for director are elected at the Annual Meeting, half of the directors on our Board of Directors will be "independent" as such term is defined by the applicable listing standards of NASDAQ.

Although the Company believes that the combination of the Chairman and Chief Executive Officer roles is appropriate under the current circumstances, our corporate governance guidelines do not establish this approach as a policy, and the Board of Directors may determine that it is more appropriate to separate the roles in the future.

Section 16(a) Beneficial Ownership Reporting Compliance

We are required to identify each person who was an officer, director or beneficial owner of more than 10% of our registered equity securities during our most recent fiscal year and who failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To our knowledge, based solely on review of these filings and written representations from the certain reporting persons, we believe that during the year ended December 31, 2010, our officers, directors and significant stockholders have timely filed the appropriate form under Section 16(a) of the Exchange Act.

Corporate Governance

Pursuant to our Certificate of Incorporation and By-laws, our business and affairs are managed under the direction of the Board of Directors.  Members of the Board of Directors are kept informed of our business through discussions with senior management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

The Board of Directors held eight meetings in 2010, and each director who served as a director during 2010, attended all of the meetings of the Board of Directors and each of the committees on which he served, except for Cyrille F. Buhrman who did not stand for re-election at the 2010 Annual Meeting and except for Tamar Howson who was unavailable to attend the October 22, 2010 meeting.

We typically schedule a meeting of the Board of Directors in conjunction with our Annual Meeting and expect that all directors will attend, absent a valid reason, such as a scheduled conflict. Last year, all of the individuals then serving as directors attended the Annual Meeting in person or telephonically.

The Board of Directors has the following three committees: (1) Compensation, (2) Audit and (3) Nominating. The Board of Directors has adopted a written charter for each of these committees, which are available on our website at www.soligenix.com under the "Investors" section.

We have adopted a code of ethics that applies to all of our executive officers and senior financial officers (including our chief executive officer, chief financial officer, chief accounting officer, controller, and any person performing similar functions). A copy of our code of ethics is publicly available on our website at www.soligenix.com under the "Investors" section. If we make any substantive amendments to our code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer, chief financial officer or chief accounting officer, we will disclose the nature of such amendment or waiver in a Current Report on Form 8-K.

Compensation Committee

The Board of Directors has a Compensation Committee.  From January 2010 through September 2010, the Compensation Committee was comprised of Mr. Lapointe, Dr. Rubin and Mr. Buhrman.  Since September 2010, the Compensation Committee has been comprised of Dr. Rubin, Ms. Howson and Mr. Thompson.

The Compensation Committee is responsible for reviewing and approving the executive compensation program, assessing executive performance, making grants of salary and annual incentive compensation and approving certain employment agreements. The Board of Directors has determined that Dr. Rubin, Ms. Howson and Mr. Thompson are "independent" directors, as such term is defined by the applicable NASDAQ listing standards.  The Board of Directors reviewed Mr. Lapointe’s relationship as the Chief Executive Officer of Sigma-Tau, which paid the Company $1 million on October 14, 2009 pursuant to the Collaboration and Supply Agreement dated February 11, 2009 between the Company and Sigma-Tau.  Although Mr. Lapointe is not an “independent” director, as defined by the applicable NASDAQ listing standards, as a result of such payment, the Board of Directors determined that Mr. Lapointe’s membership on the Compensation Committee was in the best interests of the Company and its stockholders due to his extensive business experience managing life sciences companies.  The Compensation Committee met three times during the fiscal year ended December 31, 2010.

Nominating Committee

The Board of Directors has a Nominating Committee.  From January 2010 through September 2010, the Nominating Committee was comprised of Mr. Lapointe, Dr. Rubin and Mr. Buhrman. Since September 2010, the Nominating Committee has been comprised of Mr. Lapointe, Dr. Rubin and Ms. Howson.

The Nominating Committee makes recommendations to the Board of Directors regarding the size and composition of the Board of Directors, establishes procedures for the nomination process, recommends candidates for election to the Board of Directors and nominates officers for election by the Board of Directors. The Board of Directors has determined that Dr. Rubin and Ms. Howson are "independent" directors, as such term is defined by the applicable NASDAQ listing standards.  Although Mr. Lapointe is not an “independent” director, as defined by the applicable NASDAQ listing standards, the Board of Directors determined that Mr. Lapointe’s membership on the Nominating Committee is in the best interests of the Company and its stockholders due to his extensive business experience managing life sciences companies.  The Nominating Committee met once during the fiscal year ended December 31, 2010.

In considering candidates for the Board of Directors, the Nominating Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Nominating Committee believes that all members of the Board of Directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. In the case of current directors being considered for nomination, the Nominating Committee also takes into account the director's history of attendance at meetings of the Board of Directors or its committees, the director's tenure as a member of the Board of Directors, and the director's preparation for and participation in such meetings.

We do not have a formal diversity policy or set of guidelines in selecting and appointing directors that comprise our Board of Directors. However, when making recommendations to our Board of Directors regarding the size and composition of our Board of Directors, the Nominating Committee considers each individual director’s qualifications, skills, business experience and capacity to serve as a director and the diversity of these attributes for the Board of Directors as a whole.

Stockholders who wish to suggest qualified candidates should write to the Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540, specifying the name of the candidates and stating in detail the qualifications of such persons for consideration by the Nominating Committee. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Stockholders who wish to nominate a director for election at an Annual Meeting of Stockholders must otherwise comply with our By-laws regarding stockholder proposals and nominations. See "Deadline for Stockholder Proposals" contained herein.

Audit Committee

The Board of Directors has an Audit Committee.  From January 2010 through September 2010, the Audit Committee was comprised of Mr. Lapointe, Dr. Rubin and Mr. Buhrman.  Since September 2010, the Audit Committee has been comprised of Messrs. Lapointe and Thompson and Dr. Rubin.

The Audit Committee assists the Board of Directors in monitoring the financial reporting process, the internal control structure and the independence and performance of the internal audit department and the independent public accountants. Its primary duties are to serve as an independent and objective party to monitor the financial process and internal control system, to review and appraise the audit effort of the independent accountants and to provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.  During the year, the Board of Directors examined the composition of the Audit Committee in light of the applicable listing standards of NASDAQ and the regulations under the Exchange Act applicable to audit committees.  Based upon this examination, the Board of Directors has determined that Dr. Rubin and Mr. Thompson are "independent" directors, within the meaning of such listing standards and the Exchange Act and the rules and regulations thereunder.  Although Mr. Lapointe is not an “independent” director, as defined by the applicable NASDAQ listing standards, the Board of Directors determined that Mr. Lapointe’s membership on the Audit Committee is in the best interests of the Company and its stockholders due to his extensive business experience managing life sciences companies.  Mr. Lapointe qualifies as an "audit committee financial expert" as that term is defined in the applicable regulations of the Exchange Act. The Audit Committee met five times during the fiscal year ended December 31, 2010.

Report of the Audit Committee of the Board of Directors

The Audit Committee submits the following report for the year ended December 31, 2010:

The Audit Committee has reviewed and discussed with both management and the outside auditors the audited consolidated financial statements as of and for the year ended December 31, 2010. The Audit Committee's review included discussion with the outside auditors of matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent auditors matters relating to the auditors' independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements referred to above be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

Submitted by the Audit Committee, /s/ Virgil D. Thompson (Chairman of Audit Committee) /s/ Gregg Lapointe /s/ Robert J. Rubin

Communications with the Board of Directors

Stockholders or other interested parties may communicate with the Board of Directors by sending a letter to Soligenix, Inc. Board of Directors, c/o The Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540. The Office of the Secretary will receive the correspondence and forward it to the director(s) to whom the communication is addressed.

Executive Compensation

The following table contains information concerning the compensation paid during each of the two years ended December 31, 2010 to our Chief Executive Officer and each of the two other most highly compensated executive officers during 2010 (collectively, the “Named Executive Officers”).

Name	Position	Year	Salary	Bonus	Option Awards	All Other Compensation	Total
Christopher J. Schaber1	CEO & President	2010	$350,981	$100,000	$408,908	$27,529	$887,419
		2009	$337,709	$120,000	-	$24,737	$482,446
Evan Myrianthopoulos2	CFO & Senior VP	2010	$230,723	$50,000	$195,161	$27,677	$503,561
		2009	$202,605	$70,000	-	$24,811	$297,416
Robert N. Brey3	CSO & Senior VP	2010	$210,000	$40,000	$157,987	$11,955	$419,942
		2009	$197,592	$60,000	-	$14,322	$271,914
________
1
Dr. Schaber deferred payment of his 2009 annual bonus of $120,000 until January 15, 2010 and his 2010 annual bonus of $100,000 until January 15, 2011. Option award figures include the value of common stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.

2
Mr. Myrianthopoulos deferred payment of his 2009 annual bonus of $70,000 until January 15, 2010 and his 2010 annual bonus of $50,000 until January 15, 2011. Option award figures include the value of common stock option awards at grant date as calculated under FASB ASC 718. Other compensation represents health insurance costs paid by the Company.

3
Dr. Brey deferred payment of his 2009 annual bonus of $60,000 until January 15, 2010 and his 2010 annual bonus of $40,000 until January 15, 2011. Option award figures include the value of common stock option awards at grant date as calculated under FASB ASC 718. Other compensation for 2010 represents health insurance costs paid by the Company.

Employment and Severance Agreements

In August 2006, we entered into a three-year employment agreement with Christopher J. Schaber, PhD. Pursuant to this employment agreement we agreed to pay Dr. Schaber a base salary of $300,000 per year and a minimum annual bonus of $100,000. This employment agreement was renewed in December 27, 2007 for an additional term of three years. We agreed to issue him options to purchase 2,500,000 shares of our common stock, with one third immediately vesting and the remainder vesting over three years. Upon termination without “Just Cause” as defined by this agreement, we would pay Dr. Schaber nine months of severance, as well as any accrued bonuses, accrued vacation, and we would provide health insurance and life insurance benefits for Dr. Schaber and his dependants. No unvested options shall vest beyond the termination date. Dr. Schaber’s monetary compensation (base salary of $300,000 and bonus of $100,000) remained unchanged from 2006 with the 2007 renewal. He will be paid nine months of severance upon termination of employment. Upon a change in control of the Company due to merger or acquisition, all of Dr. Schaber’s options shall become fully vested, and be exercisable for a period of five years after such change in control (unless they would have expired sooner pursuant to their terms).  In the event of his death during term of the agreement, all of his unvested options shall immediately vest and remain exercisable for the remainder of their term and become the property of Dr. Schaber’s immediate family. This agreement automatically renewed in December 2010 for an additional term of three years.

In December 2004, we entered into a three-year employment agreement with Evan Myrianthopoulos. Pursuant to this employment agreement we agreed to pay Mr. Myrianthopoulos a base salary of $185,000 per year. After one year of service Mr. Myrianthopoulos would be entitled to a minimum annual bonus of $50,000. This employment agreement was renewed on December 27, 2007 for an additional term of three years. We agreed to issue him options to purchase 500,000 shares of our common stock, with the options vesting over three years. Upon termination without “Just Cause” as defined by this agreement, we would pay Mr. Myrianthopoulos six months of severance subject to set off, as well as any unpaid bonuses and accrued vacation would become payable. No unvested options shall vest beyond the termination date. Mr. Myrianthopoulos also received 150,000 options, vested immediately when he was hired in November 2004, as President and Acting Chief Executive Officer. Mr. Myrianthopoulos’ monetary compensation (base salary of $200,000 and bonus of $50,000) remained unchanged from 2006 with the 2007 renewal.  He will be paid six months of severance upon termination of employment. Upon a change in control of the Company due to merger or acquisition, all of Mr. Myrianthopoulos’ options shall become fully vested, and be exercisable for a period of three years after such change in control (unless they would have expired sooner pursuant to their terms).  In the event of his death during term of contract, all of his unvested options shall immediately vest and remain exercisable for the remainder of their term and become property of Mr. Myrianthopoulos’ immediate family. This employment agreement was amended on January 4, 2011, extending his employment for an additional two years, and thereafter the term of employment automatically renews for a period of two years, unless the Company or Mr. Myrianthopoulos deliver three months notice of an election not to renew the term.

In February 2007, our Board of Directors authorized the issuance of the following number of shares to each of Dr. Schaber, Mr. Myrianthopoulos and Dr. Brey immediately prior to the completion of a transaction, or series or a combination of related transactions negotiated by our Board of Directors whereby, directly or indirectly, a majority of our capital stock or a majority of our assets are transferred from the Company and/or our stockholders to a third party: 1,000,000 common shares to Dr. Schaber and 750,000 common shares to Mr. Myrianthopoulos.  The amended agreements include our obligation to issue such shares to the executives if such event occurs.

On March 27, 2009, the Compensation Committee approved the increase in salaries for Dr. Schaber to $350,000 and Mr. Myrianthopoulos to $230,000.

We do not currently have an employment agreement with Robert N. Brey, our Chief Scientific Officer and Senior Vice President.  Dr. Brey’s compensation is determined by our board of directors and our compensation committee.

Outstanding Equity Awards at Fiscal Year-End

The following table contains information concerning unexercised options, stock that has not vested, and equity incentive plan awards for the Named Executive Officers outstanding at December 31, 2010. We have never issued Stock Appreciation Rights.

	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration
Name	Exercisable	Unexercisable	(#)	($)	Date
Christopher J. Schaber	2,500,000	-	-	$0.27	8/28/2016
	900,000	-	-	$0.47	8/9/2017
	2,100,000	700,000	700,000	$0.06	12/17/2018
	687,500	1,512,500	1,512,500	$0.232	6/30/2020

Evan Myrianthopoulos	150,000	-	-	$0.35	11/14/2012
	50,000	-	-	$0.90	9/15/2013
	50,000	-	-	$0.58	6/11/2014
	150,000	-	-	$0.47	11/10/2014
	500,000	-	-	$0.49	12/13/2014
	400,000	-	-	$0.35	5/10/2016
	550,000	-	-	$0.47	8/9/2017
	900,000	300,000	300,000	$0.06	12/17/2018
	328,125	721,875	721,875	$0.232	6/30/2020

Robert N. Brey	600,000	-	-	$0.33	5/9/2016
	200,000	-	-	$0.47	8/9/2017
	600,000	200,000	200,000	$0.06	12/17/2018
	265,625	584,375	584,375	$0.232	6/30/2020

Compensation of Directors

The following table contains information concerning the compensation of the non-employee directors during the fiscal year ended December 31, 2010.

Name	Fees Earned Paid in Cash1	Option Awards2	Total
Gregg A. Lapointe	$20,626	$30,721	$51,347
Cyrille F. Buhrman3	$10,000	-	$10,000
Robert J. Rubin	$22,500	$24,577	$47,077
Tamar D. Howson	-	$49,153	$49,153
Virgil D. Thompson	-	$49,153	$49,153
________
1
Directors who are compensated as full-time employees receive no additional compensation for service on our Board of Directors. Each independent director who is not a full-time employee is paid $20,000 annually, on a prorated basis, for their service on our Board of Directors, the chairman of our Audit Committee is paid $7,500 annually, on a prorated basis, and the chairman of our Compensation and Nominating Committees will be paid $5,000 annually, on a prorated basis.  This compensation is paid quarterly, in arrears.

2
We maintain a stock option grant program pursuant to the nonqualified stock option plan, whereby members of our Board of Directors or its committees who are not full-time employees receive an initial grant of fully vested options to purchase 300,000 shares of common stock, and subsequent prorated annual grants of fully vested options to purchase 150,000 shares of common stock after re-election to our Board of Directors. Option award figures include the value of common stock option awards at grant date as calculated under FASB ASC 718.

3	Mr. Buhrman did not stand for re-election at our September 23, 2010 Annual Meeting of Stockholders.

Consideration and Determination of Executive and Director Compensation

The Compensation Committee of the Board of Directors is comprised of Dr. Rubin, Ms. Howson and Mr. Thompson. The Board of Directors has determined that Dr. Rubin, Ms. Howson and Mr. Thompson are "independent" directors, as such term is defined by the applicable NASDAQ listing standards.

The Compensation Committee provides overall guidance on compensation and benefits policy. In addition, the Compensation Committee approves and monitors:

•	executive compensation and benefits programs;
•	executive employment agreements;
•	1995 Amended and Restated Omnibus Incentive Plan; and
•	2005 Equity Incentive Plan.

The primary objectives of the Compensation Committee are to ensure that the executive compensation and benefits programs:

•	are competitive with other growing companies of similar size and business;
•	are effective in driving performance to achieve financial goals and create stockholder value;
•	are cost-efficient and fair to employees, management and stockholders; and
•	are designed to attract, motivate, reward, and retain the competent and talented executives needed.

To achieve these objectives, the Compensation Committee meets at least once and usually several times during each fiscal year to review the existing compensation and benefits programs and to consider modifications that seek to provide a direct relationship between executive compensation and sustained corporate performance.

The Compensation Committee makes executive compensation decisions on the basis of total remuneration and seeks to create an integrated total remuneration program structured to balance short and long-term financial goals. A significant amount of total compensation is comprised of bonus provisions which are specified in their contracts and which are intended to align executive interest with stockholder interest.

The Compensation Committee recommends to the Board of Directors a salary within a designated band for the respective executives, which is based on merit, performance and length of service. Bonus provisions for all executives are based on increase (if any) of net incremental profit over prior year highest net profit, subject to guaranteed minimum bonuses.

Non-executive employees were granted stock options under the 2005 Equity Incentive Plan, approved by the stockholders, also in order to motivate, reward, and retain them while meeting goals and allowing them to share in the growth.

Stock Performance Graph

The following graph compares the changes over the last five years in the value of $100 invested at December 31, 2005 in (i) our Common Stock, (ii) the Standard & Poor's 500 Stock Index ("S&P 500 Index") and (iii) the NYSE Arca Biotechnology Index.  The year-end values of each investment are based on share price appreciation and the reinvestment of all dividends.  Historical stock price performance shown on the performance graph is not necessarily indicative of future stock price performance.

Year	Soligenix, Inc.	S&P 500 Index	NYSE Arca Biotechnology Index
2005	100.00	100.00	100.00
2006	88.88	115.79	110.76
2007	62.95	122.16	115.48
2008	22.22	76.97	95.03
2009	92.58	97.32	138.32
2010	70.36	111.98	190.52

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The table below provides information regarding the beneficial ownership of the Common Stock as of April 25, 2011 of (1) each person or entity who owns beneficially 5% or more of the shares of our outstanding Common Stock, (2) each of our directors and nominees for director, (3) each of the Named Executive Officers, and (4) our directors and executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

Beneficial Ownership

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned**	Percent of Class
Paolo Cavazza1	67,599,044	29.84%
Claudio Cavazza2	61,369,248	27.30%
Sigma-Tau Pharmaceuticals, Inc. 3	61,369,248	27.30%
Hal Mintz 4	23,992,569	10.83%
Ross Berman 4	23,992,569	10.83%
Adam Stern 4	23,992,569	10.83%
Mark Friedman 4	23,992,569	10.83%
BAM Management, LLC 4	23,992,569	10.83%
AM Investment Partners, LLC 4	23,992,569	10.83%
BAM Capital, LLC 4	23,992,569	10.83%
BAM Opportunity Fund, LP 4	23,992,569	10.83%
Biotex Pharma Investments, LLC 5	17,395,000	7.99%
Christopher J. Schaber 6	7,148,843	3.19%
Evan Myrianthopoulos 7	3,509,155	1.59%
Gregg A. Lapointe 8	2,085,976	*
Robert N. Brey 9	1,821,875	*
Robert J. Rubin 10	840,243	*
Christopher P. Schnittker 11	821,875	*
Kevin J. Horgan 12	390,625	*
Tamar D. Howson 13	300,000	*
Virgil D. Thompson 14	300,000	*
All directors and executive officers as a group (9 persons)	17,218,592	7.39%
________
1
Includes (a) 54,227,817 shares of common stock and warrants to purchase 7,141,432 shares of common stock exercisable within 60 days of April 25, 2011 held by Sigma-Tau Pharmaceuticals, Inc., (b) 3,282,929 shares of common stock and warrants to purchase 1,756,097 shares held by Chaumiere Sarl, and (c) 1,190,770 shares held by Mr. Paolo Cavazza.  Sigma-Tau Pharmaceuticals, Inc. is a direct wholly-owned subsidiary of Sigma-Tau America S.A., which is a direct wholly-owned subsidiary of Sigma-Tau International S.A., which is a direct wholly-owned subsidiary of Sigma-Tau Finanziaria S.p.A. Mr. Paolo Cavazza directly and indirectly owns 38% of Sigma-Tau Finanziaria S.p.A.  Chaumiere Sarl is an indirect wholly owned subsidiary of Aptafin S.p.A., which is owned by Mr. Paolo Cavazza and members of his family.  Accordingly, Mr. Paolo Cavazza may be deemed to beneficially own the shares beneficially owned by Sigma-Tau Pharmaceuticals, Inc. and Chaumiere Sarl.  Mr. Paolo Cavazza's address is Via Tesserte, 10, Lugano, Switzerland.

2
Includes 54,227,817 shares of common stock and warrants to purchase 7,141,432 shares of common stock exercisable within 60 days of April 25, 2011 held by Sigma-Tau Pharmaceuticals, Inc.  Sigma-Tau Pharmaceuticals, Inc. is a direct wholly-owned subsidiary of Sigma-Tau America S.A., which is a direct wholly-owned subsidiary of Sigma-Tau International S.A., which is a direct wholly-owned subsidiary of Sigma-Tau Finanziaria S.p.A. Mr. Claudio Cavazza directly and indirectly owns 57% of Sigma-Tau Finanziaria S.p.A.  Accordingly, Mr. Claudio Cavazza may be deemed to beneficially own the shares beneficially owned by Sigma-Tau Pharmaceuticals, Inc.  Mr. Claudio Cavazza's address is Via Sudafrica, 20, Rome, Italy 00144.  Sigma-Tau Pharmaceuticals, Inc.’s address is 9841 Washingtonian Boulevard, Suite 500, Gaithersburg, Maryland 20878.

3
Includes 45,619,237 shares of common stock and warrants to purchase 1,976,284 shares of common stock exercisable within 60 days of April 25, 2011. The amount does not include 1,546,870 shares of common stock held by Paolo Cavazza, one of the principal owners of Sigma-Tau. The address of Sigma-Tau Pharmaceuticals, Inc. is c/o Sigma-Tau Pharmaceuticals, Inc., 9841 Washingtonian Boulevard, Suite 500, Gaithersburg, Maryland 20878.

4
Includes 20,040,000 shares of common stock and warrants to purchase 3,952,569 shares of common stock exercisable within 60 days of April 25, 2011. The address of BAM Management, LLC and related entities is 44 Wall Street, Suite 1603, New York, NY 10005.

5	Includes 17,395,000 shares of common stock. The address of Biotex Pharma Investments, LLC is c/o Biotex Pharma Investments, LLC, 220 West 42nd Street 6th Floor New York, New York 10036.
6
Includes 471,817 shares of common stock owned by Dr. Schaber, options to purchase 6,637,500 shares of common stock exercisable within 60 days of April 25, 2011, and warrants to purchase 39,526 shares of common stock exercisable within 60 days of April 25, 2011. The address of Dr. Schaber is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

7
Includes 224,780 shares of common stock owned by Mr. Myrianthopoulos and his wife and options to purchase 3,284,375 shares of common stock exercisable within 60 days of April 25, 2011. The address of Mr. Myrianthopoulos is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

8
Includes 975,610 shares of common stock, options to purchase 525,000 shares of common stock exercisable within 60 days of April 25, 2011, and warrants to purchase 585,366 shares of common stock exercisable within 60 days of April 25, 2011. The address of Mr. Lapointe is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

9
Includes options to purchase 1,821,875 shares of common stock exercisable within 60 days of April 25, 2011. The address of Dr. Brey is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

10
Includes 243,902 shares of common stock, options to purchase 450,000 shares of common stock exercisable within 60 days of April 25, 2011, and warrants to purchase 146,341 shares of common stock exercisable within 60 days of April 25, 2011. The address of Dr. Rubin is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

11
Includes options to purchase 821,875 shares of common stock owned by Mr. Schnittker exercisable within 60 days of April 25, 2011. The address of Mr. Schnittker is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

12
Includes options to purchase 390,625 shares of common stock owned by Dr. Horgan exercisable within 60 days of April 25, 2011. The address of Dr. Horgan is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

13
Includes options to purchase 300,000 shares of common stock exercisable within 60 days of April 25, 2011. The address of Ms. Howson is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

14
Includes options to purchase 300,000 shares of common stock exercisable within 60 days of April 25, 2011. The address of Mr. Thompson is c/o Soligenix, 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

*	Indicates less than 1%.
**
Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of April 25, 2011 are deemed outstanding for computing the percentage ownership of the stockholder holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other stockholder. Percentage of ownership is based on 217,666,590 shares of common stock outstanding as of April 25, 2011.

Equity Compensation Plan Information

In December 2005, our Board of Directors approved the 2005 Equity Incentive Plan, which was approved by stockholders on December 29, 2005. In September 2007, our stockholders approved an amendment to the 2005 Equity Incentive Plan to increase the maximum number of shares of our common stock available for issuance under the plan by 10,000,000 shares, bringing the total shares reserved for issuance under the plan to 20,000,000 shares. In September 2010, our stockholders approved a second amendment to the 2005 Equity Incentive Plan to increase the maximum number of shares of our common stock available for issuance under the plan by 15,000,000 shares, bringing the total shares reserved for issuance under the plan to 35,000,000 shares. The following table provides information, as of December 31, 2010, with respect to options outstanding under our 1995 Amended and Restated Omnibus Incentive Plan and our 2005 Equity Incentive Plan.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders1	26,161,039	$0.24	7,924,456

Total	26,161,039	$0.24	7,924,456
_________
1
Includes our 1995 Amended and Restated Omnibus Incentive Plan and our 2005 Equity Incentive Plan.  Our 1995 Plan expired in 2005 and thus no securities remain available for future issuance under that plan. Under the amended 2005 equity incentive plan, we have issued 1,482,669 shares to individuals as payment for services in the amount of $380,342 as allowed in the plan.

PROPOSAL 2
RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors appointed EisnerAmper LLP, independent certified public accountants, as auditors of our financial statements for the year ending December 31, 2011, subject to the ratification of such appointment by stockholders at the Annual Meeting.

A representative of EisnerAmper LLP is expected to be available at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote "FOR" ratification of EisnerAmper LLP as our independent auditors for the year ending December 31, 2011.

The following table highlights the aggregate fees billed during each of the two years ended December 31, 2010 by Amper, Politziner & Mattia, LLP (“Amper,” our principal accountants in 2009 through August 16, 2010) and EisnerAmper LLP (“EisnerAmper,” our principal accountants commencing August 16, 2010).

	EisnerAmper 2010	Amper 2010	2009
Audit fees1	$14,280	$82,625	$96,900
Audit related fees	1,500	19,795	15,600
Tax fees	-	5,464	2,210
Total	$15,780	$107,884	$114,710
________
1
Relates to services performed during the audit of each of those years and reviews of our financial statements included in our Quarterly Reports on Form 10-Q during those years. Although Amper was engaged for the December 31, 2008 audit, our fees related to that audit were incurred in 2009.

Other Fees

Our principal accountants did not bill us for any services or products other than as reported above during each of the two years ended December 31, 2010.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit services and permitted non-audit services to be provided by the independent auditor as required by the Exchange Act. The Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee approved all of the services described above in accordance with its pre-approval policies and procedures.

OTHER MATTERS

Deadline for Stockholder Proposals

Under SEC Rule 14a-8, stockholder proposals for the Annual Meeting of Stockholders to be held in 2012 will not be included in the proxy statement for that meeting unless the proposal is proper for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders, and is received by our Secretary at our executive offices, no later than January 13, 2012. Stockholders must also follow the other procedures prescribed in SEC Rule 14a-8 under the Exchange Act, as well as our By-laws, which contain requirements that are separate and apart from the SEC requirements of Rule 14a-8. Our By-laws provide that stockholders desiring to bring business before the 2011 Annual Meeting, including nomination of a person for election to our Board of Directors, must provide written notice to our Secretary at our executive offices no earlier than 75 days, and no later than 45 days, before the one year anniversary of the mailing of this proxy statement. The written notice must include the information required by Section 2.4 of the By-laws: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominee as a director pursuant to Regulation 14A under the Exchange Act, and such person's written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or such beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of our voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of our voting shares to elect such nominee or nominees.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you notify our Secretary at our executive offices. If you wish to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at our executive offices.

Financial Statements and Exhibits to Form 10-K

Our financial statements are contained in our Annual Report on Form 10-K for our fiscal year ended December 31, 2010 that was filed with the Securities and Exchange Commission on March 29, 2011, a copy of which is made available with this proxy statement. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material.

The Form 10-K made available with this proxy statement does not include copies of the exhibits to that filing.  We will furnish any such exhibit upon payment of a reasonable fee by request sent to us, c/o Office of the Secretary, Soligenix, Inc., 29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540.

Other Matters

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the meeting, the persons named in the form of proxy will vote the shares represented by proxies in accordance with their judgment on such matters.

The cost of this proxy solicitation will be borne by us. In addition to the solicitation of proxies by mail, our directors, officers and employees may also solicit proxies by telephone, facsimile, e-mail or other forms of communication, without special compensation for such activities.  We will request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. We will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

By order of the Board of Directors, /s/ Christopher J. Schaber Christopher J. Schaber, PhD Chairman and Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SOLIGENIX, INC.
29 Emmons Drive, Suite C-10, Princeton, New Jersey 08540

ANNUAL MEETING OF STOCKHOLDERS – June 22, 2011

The undersigned hereby appoints Christopher J. Schaber, PhD, the Chief Executive Officer and President of Soligenix, Inc, and Evan Myrianthopoulos, the Chief Financial Officer of Soligenix, Inc., or either of them, each with the power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse side of this proxy card, all of the shares of Common Stock of Soligenix, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Double Tree Hotel, 4355 US Route 1, Princeton NJ, 08540, on Wednesday, June 22, 2011, at 9:00 AM, Eastern Daylight Time,  or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXIES ON SUCH MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE OF THIS PROXY CARD FOR THE BOARD OF DIRECTORS AND FOR EACH OF THE OTHER PROPOSALS SET FORTH ON THE REVERSE SIDE.

The Board of Directors recommends you vote (1) "FOR" the election of all of the named nominees as directors; and (2) "FOR" the ratification of EisnerAmper LLP as our independent auditors for the fiscal year ending December 31, 2011.

CONTINUED AND TO BE SIGNED ON REVERSE

ANNUAL MEETING OF STOCKHOLDERS OF

SOLIGENIX, INC.

June 22, 2011

Proxy Voting Instructions

MAIL—If you have received a proxy card, please date, sign and mail your proxy card in the envelope provided as soon as possible.
-or-
TELEPHONE—Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.
-or-
INTERNET—Access www.proxyvote.com and follow the on-screen instructions.  Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-690-6903 or www.proxyvote.com up until 11:59 P.M. Eastern Daylight Time the day before the cut-off or meeting date.

Company Number:

Account Number:

/Please detach along perforated line and mail in the envelope provided if you are not voting via telephone or the Internet/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE /X/

1. To elect six directors to serve until the next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified:

☐ FOR ALL NOMINEES
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instruction below)

☐ Christopher J. Schaber, PhD
☐ Evan Myrianthopoulos
☐ Gregg A. Lapointe, CPA
☐ Robert J. Rubin, MD
☐ Tamar D. Howson
☐ Virgil D. Thompson

*(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: /x/)

2.  To ratify the appointment of EisnerAmper LLP as the independent auditors for fiscal year ending December 31, 2011:

FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy when properly signed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the proxies on such matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.  IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

IMPORTANT – PLEASE SIGN AND RETURN PROMPTLY

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.   ☐

Signature:

Date:

Signature:

Date:

Note:  Please sign exactly as name appears on this Proxy. When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.